Exhibit 4.14

ZILLOW, INC.

AGREEMENT, WAIVER AND AMENDMENT

WITH RESPECT TO

INITIAL PUBLIC OFFERING

AND COMMON STOCK FINANCING

This Agreement, Waiver and Amendment With Respect to Initial Public Offering and Common Stock Financing (this “Agreement”) is made as of the April 16, 2011, by and among Zillow, Inc., a Washington corporation (the “Company”), Richard Barton, Lloyd Frink, Benchmark Capital Partners V, L.P., PAR Investment Partners, L.P., TCV V., L.P. and TCV Member Fund, L.P.

RECITALS

A. The undersigned are holders of at least 70% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company, voting together as a separate class on an as-converted basis.

B. The undersigned are holders of at least 70% of the Registrable Securities (as defined in the Second Amended and Restated Investors’ Rights Agreement dated as of September 7, 2007 by and among the Company and the investors and holders respectively listed on Schedules A and B thereto (the “IRA”)) held by the Major Investors (as defined in the IRA), and holders of a majority in interest of the Registrable Securities held by the Founders (as defined in the IRA).

C. The undersigned are Holders (as defined in the IRA) of at least 70% of the Common Stock issued or issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company and that are Registrable Securities, and Holders of a majority of Common Stock issued or issuable upon conversion of the Founders’ Stock (as defined in the IRA) and that are Registrable Securities.

D. The Company proposes to register shares of its common stock $0.0001 par value per share, one vote per share (“Common Stock”) under the Securities Act of 1933, as amended (the “Act”), in connection with the Company’s planned underwritten initial public offering (“IPO”) of its Common Stock pursuant to a registration statement on Form S-1, the initial filing of which with the Securities and Exchange Commission is expected to be made on or about April 15, 2011.

E. Concurrently with, or immediately after, the closing of the IPO, the Company proposes to raise $5,500,000 through the sale of shares of its Common Stock in a private placement to TCV V, L.P., a Delaware limited partnership, TCV Member Fund, L.P., a Cayman Islands exempted limited partnership, and/or their affiliated venture capital funds, and PAR Investment Partners, L.P. and/or its affiliated venture capital funds (collectively, the “Investors”), at a purchase price equal to the initial public offering price of the Common Stock issued and sold in the IPO (such sale of Common Stock and related transactions, the “Concurrent Private Placement”).

F. The Company desires to obtain the agreement and waiver of the undersigned with respect to certain provisions of the IRA related to the IPO, including waiver of (1) any notice requirements to shareholders with respect to the registration of the Company’s Common Stock in connection with the IPO, and (2) any registration rights of shareholders with respect to Registrable Shares in connection with the IPO.

G. The Company and the Investors also desire to obtain the agreement and waiver of the undersigned in connection with the Concurrent Private Placement with respect to certain provisions of the Company’s Amended and Restated Articles of Incorporation (“Articles”) and the IRA.

AGREEMENT, WAIVER AND AMENDMENT

Each of the undersigned hereby acknowledges and agrees as follows in the undersigned’s capacity as each of the following, to the extent applicable: (a) a holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock of the Company, (b) a holder of Registrable Securities under the IRA, including as a Major Investor or a Founder under the IRA, and/or (c) a Holder of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock of the Company and that are Registrable Securities, or a Holder of Common Stock issued or issuable upon conversion of the Founders’ Stock (as defined in the IRA) and that are Registrable Securities.

1. Notwithstanding the terms of Section 1.3(a) of the IRA, including but not limited to the rights of Eligible Investors (as defined in the IRA) and Founders to (a) receive 45 days’ prior written notice of the registration of the Company’s stock under the Act, and (b) require the Company to use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each Eligible Investor or Founder requests to be registered, the undersigned hereby waives with respect to the IPO any and all rights to (i) receive any notice of the IPO under the IRA, and (ii) require the Company under the IRA to cause any Registrable Securities to be registered in connection with the IPO.

2. Notwithstanding any restrictions or protective provisions in the Company’s Articles applicable to the proposed Concurrent Private Placement, including but not limited to Article 2, Section 2.2(f)(vi) of the Articles (restricting the Company from entering into a transaction with a shareholder of the Company who holds more than 5% of the Company’s capital stock as of the date of such transaction unless such transaction is approved by holders of at least 70% of the then-outstanding shares of the Company’s Preferred Stock), the undersigned hereby approves the Concurrent Private Placement and waives the application of such restrictions and protective provisions in the Company’s Articles with respect to the Concurrent Private Placement.

3. Notwithstanding the terms of Section 1.12 of the IRA, including but not limited to the limitation that the Company not enter into any transaction with a holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any registration filed under Sections 1.2, 1.3 or 1.4 of the IRA, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders (as defined in the IRA) that are included, or (b) exercise other registration rights, except registration rights that are subordinate or pari passu with those granted to the Holders under the IRA, the undersigned hereby (i) waives the application of Section 1.12 of the IRA with respect to the Concurrent Private Placement, including but not limited to waiving any restriction that the Common Stock sold in the Concurrent Private Placement not reduce the amount of Registrable Securities of other Holders that are included in any registration of securities of the Company, (ii) agrees that the Common Stock being sold in connection with the Concurrent Private Placement shall be considered Registrable Securities for all purposes under the IRA and (iii) agrees that Section 1.1(k) of the IRA is hereby amended in its entirety to read as set forth in Schedule A to this Agreement, effective upon the closing of the Concurrent Private Placement.

4. Notwithstanding the terms of Section 2.3 of the IRA, including but not limited to the rights of each Major Investor and Founder to (a) receive written notice and information with respect to the Company’s issuance of Additional Shares of Common Stock (as defined in Section 2.2(d)(iv)(A)(IV)(d) of the Company’s Articles), and (b) have a right of first offer to purchase such Major Investor’s or Founder’s pro-rata portion of such Additional Shares of Common Stock, including portions that other Major Investors or Founders may fail to purchase, the undersigned hereby waives the application of Section 2.3 of the IRA with respect to the Concurrent Private Placement, including but not limited to notice and information requirements and any rights of first offer to purchase any securities of the Company.

5. Notwithstanding the terms of Section 2.6(a) of the IRA, including but not limited to the Company’s obligation to use commercially reasonable best efforts to cause Authorized Common Stock (as defined in the IRA) issued by the Company to be subject to a right of first refusal in favor of the Company to acquire such shares, the undersigned hereby waives the application of Section 2.6(a) of the IRA with respect to the Concurrent Private Placement.

[Signature page follows]

This Agreement and Waiver (“Waiver”) may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Waiver. Execution and delivery of a counterpart signature page by facsimile, telecopy, PDF, or other written or electronic reproduction of this Waiver shall constitute delivery of an original.

ZILLOW, INC.

By:	/s/ Spencer Rascoff
Spencer Rascoff
Chief Executive Officer

FOUNDER:

/s/ Richard Barton
Richard Barton

FOUNDER:

/s/ Lloyd Frink
Lloyd Frink

INVESTOR:

PAR INVESTMENT PARTNERS, L.P.

By:	Par Group, L.P., as its General Partner

By:	Par Capital Management, Inc., as its General Partner

By:	/s/ Steven M. Smith
Name:	Steven M. Smith
Its:	Chief Operating Officer

INVESTOR:

BENCHMARK CAPITAL PARTNERS V, L.P.

as nominee for

Benchmark Capital Partners V, L.P.

Benchmark Founders’ Fund V, L.P.

Benchmark Founders’ Fund V-A, L.P.

Benchmark Founders’ Fund V-B, L.P.

and related individuals

By:	Benchmark Capital Management Co. V, L.L.C. its general partner

By:	/s/ Steven M. Spurlock
Name:	Steven M. Spurlock
Its:	Managing Member

INVESTOR:

TCV V, L.P.

a Delaware Limited Partnership
By:	Technology Crossover Management V, L.L.C.,
Its:	General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Its:	Attorney-in-Fact

INVESTOR:

TCV Member Fund, L.P.

a Cayman Islands exempted limited partnership
(f/k/a TCV V Member Fund, L.P.)
By:	Technology Crossover Management V, L.L.C.,
Its:	General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Its:	Attorney-in-Fact

Schedule A

(k) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred, the Series B Preferred or the Series C Preferred, (ii) the Common Stock issuable or issued upon conversion of the Founders’ Stock, (iii) the Common Stock issued in the Concurrent Private Placement (as such term is defined in that certain Agreement, Waiver and Amendment entered into as of April 16, 2011 by and among the Company, Richard Barton, Lloyd Frink, Benchmark Capital Partners V, L.P., PAR Investment Partners, L.P., TCV V., L.P. and TCV Member Fund, L.P., and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) or (iii) above, provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his, her or its rights under this Agreement are not assigned. In addition, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, including sales made pursuant to Rule 144 promulgated under the Act, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The number of shares of Registrable Securities deemed to be outstanding at any given time shall be the sum of the number of shares of Common Stock outstanding that are Registrable Securities plus the number of shares of Common Stock issuable upon conversion of Founders’ Stock, Series A Preferred, Series B Preferred and Series C Preferred that are Registrable Securities hereunder. For purposes of determining under this Agreement whether Common Stock is issuable upon conversion of Class C Common Stock, it shall be assumed that all conditions precedent or concurrent required to be satisfied for the conversion of Class C Common Stock have been satisfied.